UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):

December 20, 2006

TRAMMELL CROW COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13531	75-2721454
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2001 Ross Avenue, Suite 3400, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 863 - 3000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

Existing Credit Facilities

In connection with the Merger (as defined below), on December 20, 2006, Trammell Crow Company (the “Company”) repaid in full all outstanding term loans and revolving loans, together with interests and all other amounts due in connection with such facilities, under that certain Credit Agreement, dated as of June 28, 2005, among the Company, certain lenders (the “Lenders”), and Bank of America, N.A., as Administrative Agent for the Lenders.

Item 2.01	Completion of Acquisition or Disposition of Assets

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated October 30, 2006, by and among CB Richard Ellis Group, Inc. (“CBRE”), A-2 Acquisition Corp. (“Merger Sub”), and the Company, on December 20, 2006, Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. Pursuant to the Merger, the Company became a wholly-owned subsidiary of CBRE, and its common stock, par value $0.01 per share (the “Common Stock”), was automatically converted into the right to receive $49.51 in cash per share, without interest and less any applicable withholding taxes.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange that each share of Common Stock was cancelled and automatically converted into the right to receive $49.51 in cash, without interest and less any applicable withholding taxes, and requested that the New York Stock Exchange delist the Common Stock. The Company will file a Form 15 to deregister its Common Stock from the requirements of the Securities Exchange Act of 1934, as amended.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in response to Item 2.01 is incorporated into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in response to Item 2.01 is incorporated into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information set forth in response to Item 2.01 is incorporated into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2006, as of the time immediately prior to the effective time of the Merger, William F. Concannon, Rowland T. Moriarty, J. McDonald Williams, James R. Erwin, Curtis F. Feeny, Jeffrey M. Heller, Michael A. Moses and Robert E. Sulentic resigned as directors of the Company. As of the effective time of the Merger, Brett White, Kenneth J. Kay and Laurence H. Midler were elected as directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Articles of Incorporation. Pursuant to the Certificate of Merger filed with the Secretary of the State of Delaware on December 20, 2006 (the “Certificate of Merger”), the Certificate of Incorporation of the Company filed with the Secretary of the State of Delaware on August 21,1997 (the “Old Charter”) was replaced in its entirety with the Certificate of Incorporation of the Company, which was attached as Exhibit A to the Certificate of Merger filed with the Secretary of the State of Delaware on December 20, 2006 (the “New Charter”).

Under the New Charter, the Company has the authority to issue 1,000 shares of common stock, par value $0.01 per share.

The description of the New Charter is qualified in its entirety by the copy thereof which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

By-Laws. In connection with the Merger, the By-laws of Merger Sub became the By-Laws of the Company as the surviving corporation pursuant to the Merger.

The description of the By-Laws is qualified in its entirety by the copy thereof which is attached as Exhibit 3.2 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Title
3.1	Certificate of Incorporation of Trammell Crow Company filed with the Secretary of State of the State of Delaware on December 20, 2006.

3.2	By-Laws of Trammell Crow Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2006	TRAMMELL CROW COMPANY

	By:	/s/ Kenneth J. Kay
Name: Kenneth J. Kay
Title: Chief Financial Officer

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